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                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     / /

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ARIEL CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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                       [LETTERHEAD OF ARIEL CORPORATION]



                                     NOTICE
                         SPECIAL MEETING OF STOCKHOLDERS
                               HAS BEEN ADJOURNED

                 New Meeting Time: 10:00AM on February 15, 2001

                                Ariel Corporation
                                 2540 Route 130
                               Cranbury, NJ 08512

January 18, 2001

Dear Stockholder:

         We have previously sent you material relating to a Special Meeting of Stockholders of Ariel Corporation that was held on December 20, 2000. The meeting was adjourned until Friday, January 12, 2000 in order to allow sufficient time to obtain the additional voting needed to pass the proposal submitted for your approval. Although a substantial number of additional votes was received, the number of votes to reach a quorum necessary to conduct the business of the meeting was not obtained. Thus, the meeting has been adjourned until Thursday, February 15, 2001 to allow sufficient time to obtain additional votes.

         This proposal is to ratify the future issuance of shares of the Company's Common Stock to comply with Rule 4350 (formally Rule 4460) of the National Association of Securities Dealers, Inc. The proposal is fully described in the materials previously sent to you.

         The required vote to pass the amendment is a majority of the outstanding shares cast at the meeting. As of today, the overwhelming majority-more than 80% - of all stockholders voted has approved the proposal. However, we still need additional votes to meet our quorum requirement.

                Your Board of Directors Recommend a Vote in FAVOR
                -------------------------------------------------

         Your vote is urgently needed to avoid the continued expense of additional solicitations on this proposal. Please sign, date and mail the enclosed proxy card today using the enclosed postage and envelope provided. We appreciate your cooperation in this matter.

         If you have any questions or need assistance in voting your shares, please call our proxy solicitor Corporate Investor Communications at 1-201-896-1900.

Sincerely,


Dennis I. Schneider
Chief Executive Officer